Exhibit 3.3

AMENDED AND RESTATED BYLAWS

OF

PERCEPTRON, INC.

(As Amended and Restated through November 12, 2007)

ARTICLE I.

SHAREHOLDERS

Section 1.ANNUAL MEETING.  The annual meeting of shareholders shall be held within one hundred eighty (180) days after the close of the Corporation’s fiscal year, at a date, time and place, within or without the State of Michigan, to be fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

Section 2.SPECIAL MEETING.  Special meetings of the shareholders may be called by the President and shall be called by the President or Secretary at the direction of the Board of Directors or by the holders of at least ten (10%) percent of the Common Stock then outstanding and entitled to vote at such meeting, or as may otherwise be provided by law.  Such meetings shall be held at such time and place, within or without the State of Michigan, as shall be designated from time to time by the Board of Directors and stated in the Notice of Meeting.  Any request for such meeting shall state the purpose or purposes of the proposed meeting.

Section 3.NOTICE OF MEETINGS.  Notice of the time, place and purpose of each meeting of the shareholders, signed by the President or a Vice-President or the Secretary or an Assistant Secretary and stating the authority upon which issued, shall be served either personally or by mail upon each shareholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the meeting; provided, that no notice of adjourned meetings need be given unless the Board of Directors fixes a new record date for the adjourned meeting.  If mailed, the notice shall be directed to each shareholder entitled to notice at his address as it appears on the stock books of the Corporation unless he shall have filed with the Secretary thereof a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  Such further notice shall be given as may be required by law.  Meetings may be held without notice if all shareholders entitled to vote thereat are present in person or by proxy or if notice of the time, place and purpose of such meeting is waived by telegram, radiogram, cablegram, or other writing, either before or after the holding thereof, by all shareholders not present and entitled to vote at such meeting.

Section 4.WAIVER OF NOTICE.  Notice of the time, place and purpose of any meeting of the Corporation, whether Board of Directors or shareholders, may be waived by telegram, radiogram, cablegram or other writing either before or after such meeting has been held.

Section 5.QUORUM.  At every meeting of shareholders, the holders of a majority in number of all the shares of capital stock entitled to vote at such meeting, whether present in person or represented by proxy, shall constitute a quorum.  If less than a quorum shall be present at any meeting of shareholders, those holders of record of outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, may adjourn the meeting from time to time without further notice other than by announcement at the meeting, until a quorum shall have been obtained, at which time any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

Section 6.CONDUCT OF MEETINGS.  Meetings of shareholders shall be presided over by the President or, if he is not present, by the Vice-President or, if he is not present, by a chairman to be chosen at the meeting.  The Secretary of the Corporation or, in his absence, a person chosen at the meeting shall act as secretary of the meeting.  If an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action, unless a greater vote is required by the Articles of Incorporation or by law.  Except as otherwise may be provided in the Articles of Incorporation, Directors shall be elected by a plurality of the votes cast in the election.

Section 7.VOTING.  Each holder of stock entitled to vote at any meeting of shareholders shall have the right to cast one vote in person or by proxy for each share of stock standing in his name unless otherwise provided by law, the Articles of Incorporation or any agreement to which all the shareholders and the Corporation are parties.  At any election of Directors, the entire number of Directors to be elected shall be balloted for at one and the same time and not separately unless otherwise provided by law, the Articles of Incorporation or any agreement to which all the shareholders and the Corporation are parties.

Section 8.VOTE BY SHAREHOLDER CORPORATION.  Any other corporation owning voting shares of this Corporation may vote the same by the President of such shareholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation, and provided a certified copy of such resolution shall be presented to the meeting.

Section 9.INSPECTORS OF ELECTION.  Whenever any shareholder present in person or by proxy at a meeting of the shareholders shall request the appointment of inspectors, the chairman of the meeting shall appoint one or more inspectors, who need not be shareholders.  The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the chairman of the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them.

-  2  -

ARTICLE II.

DIRECTORS

Section 1.NUMBER, QUALIFICATIONS AND TERM OF OFFICE.  The property, business and affairs of the Corporation shall be managed by its Board of Directors, to consist of at least seven (7) but not more than eleven (11) members, as determined by the Directors from time to time.  Directors need not be shareholders.  The Directors shall be elected at the annual meeting of the shareholders in each year and shall hold office, unless sooner displaced, until the next succeeding annual meeting of the shareholders and thereafter until their successors shall be elected and qualified in their stead, or until their resignation or removal.

Section 2.QUORUM.  A majority of the Directors then in office shall constitute a quorum for the transaction of business and except as set forth in the Articles of Incorporation or any agreement to which shareholders and the Corporation are parties, the action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, except as action by a majority of the Directors then in office may be specifically required by other sections of these By‑Laws.  A Director may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.  If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

Section 3.VACANCIES.  Whenever any vacancy shall have occurred in the Board of Directors by reason of death, resignation, removal, or otherwise a plurality of the Directors then in office may fill such a vacancy at any meeting, and the person so elected shall be a Director until his successor is elected by shareholders at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held thereto.  The resignation of a Director shall be effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.  A Director may be removed, with or without cause, by vote of the holders of a majority of shares of the capital stock.

Section 4.REGULAR MEETINGS.  Regular meetings of the Board of Directors may be held without notice at such times or intervals and at such places within or without the State of Michigan as may from time to time be determined by resolution of the Board, which resolution may authorize the President to fix the specific date and place of each of such regular meetings, in which case notice of the time and place of such regular meetings shall be given in the manner hereinafter provided with respect to special meetings of the Board.

Section 5.SPECIAL MEETINGS.  Special meetings of the Board of Directors may be held at any time or place within or without the State of Michigan upon the call of the President or by the President or Secretary at the direction of any two directors then in office.  Oral, telegraphic or written notice of the time and place of all special meetings of the Board shall be duly served on or sent, mailed or telegraphed to each director not less than two nor more than 10 days before the meeting, but no notice of adjourned meetings need be given.  Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place

-  3  -

and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.

Section 6.GENERAL POWERS AS TO NEGOTIABLE PAPER.  The Board of Directors shall, from time to time, prescribe the manner of making, signature or endorsement of checks, drafts, notes, acceptances, bills of exchange, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents, who shall from time to time be authorized to make, sign or endorse the same on behalf of the Corporation.

Section 7.POWERS AS TO OTHER DOCUMENTS.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any conveyance or other instrument in the name of the Corporation, and such authority may be general or confined to specific instances.  When the execution of a contract, conveyance, or other instrument has been authorized without specification of the officers authorized to execute, the same may be executed on behalf of the Corporation by the President or Vice-President.

Section 8.ELECTION OF OFFICERS.  The Board of Directors of the Corporation shall select a President, a Secretary and a Treasurer, and one person may occupy one or more offices, and may select a Chairperson, one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers.  None of said officers need be a Director.

Section 9.OTHER OFFICERS AND AGENTS.  The Board of Directors shall have power to appoint such other officers and agents as the Board may deem as necessary for the transaction of the business of the Corporation, including the power to appoint one or more attorneys-in-fact to convey or deal with corporate real estate.

Section 10.REMOVAL OF OFFICERS AND AGENTS.  Any officers or agents appointed by the Board of Directors with or without cause.

Section 11.POWER TO FILL VACANCIES.  The Board shall have power to fill any vacancy in any office occurring for any reason whatsoever.

Section 12.DELEGATION OF POWERS.  For any reason deemed sufficient by the Board of Directors, whether occasioned by absence or otherwise, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director but no officer or Director shall execute, acknowledge or verify any instrument in more than one capacity.

Section 13.BONDS.  The Board of Directors may require any officers, employee or agent to file with the Corporation a satisfactory bond conditioned for the faithful performance of his duties.

Section 14.COMPENSATION.  The compensation of Directors, officers, employees and agents may be fixed only by the Board.

-  4  -

ARTICLE III.

ACTION BY WRITTEN CONSENT

Section 1.ACTION BY UNANIMOUS WRITTEN CONSENT OF DIRECTORS.  Notwithstanding any other provision of these By‑Laws, if and when the Directors of this Corporation shall severally or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid a corporate action as though it had been authorized at a meeting of the Board of Directors, whether such consent is given before or after the action is taken, and said consent in writing and the action taken thereon shall be evidenced by appropriate memorandum in the minute book of this Corporation; and the execution of said consent in writing by any Directors shall constitute a waiver of the notice requirements set forth in the statutes of the state of incorporation of this Corporation, or By‑Laws of this Corporation which might otherwise invalidate said action.

Section 2.ACTION BY WRITTEN CONSENT OF SHAREHOLDERS.  Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.  The written consents shall bear the date of signature of each shareholder who signs the consent.  No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the Corporation.  Delivery shall be to the Corporation’s registered office, its principal place of business, or an officer or agent of the Corporation having custody of the minutes of the proceedings of its shareholders.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

ARTICLE IV.

OFFICERS

Section 1.CHAIRPERSON OF THE BOARD.  The Chairperson of the Board shall preside at all meetings of shareholders and of Directors and shall have supervisory authority, on behalf of the Board of Directors, over the other executive officers of the Corporation.

Section 2.PRESIDENT.  The President shall be selected by the Board of Directors.  He shall be the chief executive officer of the Corporation.  He shall preside at all meetings of shareholders and of the Board of Directors.  He shall, subject to the control of the Board of Directors, have general and active management of the business of the Corporation, with such general powers and duties of supervision and management as are usually vested in the office of President of the Corporation.  He shall see that all orders and resolutions of the Board of Directors

-  5  -

are carried into effect, and shall have such other powers and duties as may be assigned to him by the Board of Directors.

Section 3.VICE-PRESIDENT.  The Board of Directors may select one or more Vice-Presidents who, subject to the control of the President, shall have such powers and duties as may be assigned to each of them by the Board of Directors.

Section 4.SECRETARY.  The Secretary shall be selected by the Board of Directors.  Subject to the control of the President, he shall attend all meetings of the shareholders and of the Board of Directors, and shall preserve in books of the Corporation the minutes of the proceedings at all such meetings.  He shall also have such additional powers and duties as may be assigned to him by the Board of Directors.

Section 5.TREASURER.  The Treasurer shall be selected by the Board of Directors.  Subject to the control of the President, he shall have custody of all corporate funds and securities, and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements.  He shall deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board and whenever requested by them, an account of all his transactions as Treasurer.  He shall in general perform all duties incident to the office of Treasurer, and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

Section 6.ASSISTANT SECRETARY.  The Board of Directors may select one or more assistant secretaries.  Subject to the control of the president and the Secretary, the Assistant Secretary shall have such powers and perform such duties as may be assigned to him by the Board of Directors.  The Assistant Secretary, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

Section 7.ASSISTANT TREASURER.  The Board of Directors may select one or more assistant treasurers. Subject to the control of the President and the Treasurer, the Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Board of Directors.  The Assistant Treasurer, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

Section 1.INDEMNIFICATION BY THE CORPORATION.  To the fullest extent permitted by law, no Director of the Corporation shall be personally liable for damages for breach of the Director’s fiduciary duty.  The Corporation shall, to the fullest extent now or hereafter permitted by law, indemnify and pay in advance the defense expenses of any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses including

-  6  -

attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.  The indemnification herein provided for shall continue as to a person who has ceased to be a director or officer of the Corporation and/or of another corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VI.

ISSUE, TRANSFER AND RECORDS OF STOCK

Section 1.FORM, SIGNATURE AND REGISTRATION.  The interest of each shareholder in the Corporation shall be evidenced by a certificate or certificates, certifying the number and class of shares represented thereby in such form as the Board of Directors may, from time to time, prescribe in accordance with the laws of the State of Michigan.  The certificates of stock of the Corporation shall be signed by or in the name of the Corporation by the Chairperson, President or Vice-President and may also be signed by another officer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof and countersigned and registered in such a manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such transfer agents and registrars of stock of any class within or outside of the State of Michigan which it may deem expedient; provided, that, where such certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee, the signatures of any such President, Vice-President, or other officer may be facsimiles.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation, or otherwise before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, options or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided by statute, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Notwithstanding the foregoing, the Corporation may issue some or all of the shares without certificates to the fullest extent permitted by law.  Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by applicable law.

Section 2.TRANSFER.  Subject to the provisions of Section 3 of this Article VI, certificated shares of stock of the Corporation may be transferred on the books of the Corporation

-  7  -

in the manner prescribed by the laws of the State of Michigan by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  Transfers of uncertificated shares shall be made by such written instrument as the Board of Directors shall from time to time specify, and such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  All transfers must also be accompanied by sufficient funds (or appropriate documentary stamps) for payment of applicable transfer taxes as may be imposed by the federal, state or local governments.

Section 3.STOCK LEDGER AND INSPECTION THEREOF.  The original or duplicate stock ledger, or the stock transfer books, or a list containing the names and addresses of all persons who are shareholders of the Corporation, alphabetically arranged within each class and series, and the number, class and series of shares of stock held by each shareholder respectively, with indication of the dates when they respectively became holders of record thereof, shall at all times be kept at the registered office of the Corporation in the State of Michigan or at the office of its transfer agent within or without the State of Michigan.  A complete list of shareholders entitled to vote at a shareholders’ meeting, certified by the Secretary or other officer or agent of the Corporation, shall be produced and shall be subject to inspection at the time and place where said meeting is to be held for the duration of such meeting.  A person who is a shareholder of record of the Corporation, upon at least five business days’ written demand, may examine for any proper purpose in person or by agent or attorney, during usual business hours, such record of shareholders and make extracts therefrom at the places where such records are kept.  The Corporation may require the shareholder to pay a reasonable charge, covering the cost of labor and material, for copies of the documents provided to the shareholder.  A holder of a voting trust certificate representing shares of the Corporation is deemed to be a shareholder for the purpose of this Section 3 of Article VI.

Section 4.STOLEN, LOST OR DESTROYED CERTIFICATES.  In case a certificate for shares or fractional shares of capital stock of the Corporation is claimed by the owner of such certificate to have been lost, destroyed or wrongfully taken, the Corporation is obligated to issue a new certificate or uncertificated shares in place of the original certificate, if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser.  The Board of Directors may require the owner of such lost, destroyed or wrongfully taken shares to file with the Corporation a sufficient indemnity bond indemnifying the Corporation and the transfer agents and registrars, if any, in a form satisfactory to said Board of Directors and such transfer agents and registrars, and may impose any other reasonable requirements upon the owner of such shares.

Section 5.RECORD DATE.  The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action.  The date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action.  This Section shall not affect the rights between a shareholder and

-  8  -

his transferor or transferee.  When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

ARTICLE VII.

DIVIDENDS AND RESERVES

Section 1.SOURCES.  The Board of Directors shall have power and authority to declare dividends in any lawful manner.

Section 2.MANNER OF PAYMENT.  Dividends may be paid in cash, in property, in bonds of the Corporation, or in shares of the capital stock of the Corporation.

Section 3.RESERVES.  The Board of Directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the Board in its discretion shall approve; and the Board shall have power and authority to abolish any reserve created by the Board.

ARTICLE VIII.

BANK DEPOSIT ACCOUNTS

Section 1.Any two officers of the Corporation designated by the Board of Directors from time to time shall have the power to open and maintain deposit accounts at any one or more financial institutions as deemed advisable.

Section 2.The Bank so designated shall be and it is hereby authorized to accept for credit to the account of this Corporation and/or for collection, any and all checks, drafts, notes and other instruments for the payment of money when endorsed in the name of this Corporation, in writing, by rubber stamp, or otherwise, with or without a title designation to the party making such endorsement.

Section 3.Any and all funds standing to the credit of this Corporation with any Bank so designated, in any account (except an account specifically covered by a contrary resolution) may be paid out or withdrawn by checks, drafts, notes, receipts, orders or other instruments for the payment of money, when signed in the name of this Corporation by any officer of this Corporation designated by the Board of Directors from time to time and such Bank hereby is authorized to honor, certify, or pay any and all checks, drafts, notes, receipts, order or other instruments for the payment of money so signed, with or without title designation, whether creating an overdraft or not, without inquiry as to the circumstances of issue or the disposition of the proceeds thereof, whether drawn to the individual order, or tendered in payment of individual obligations, or for deposit to the individual accounts of any of the authorized signatories or officers of this Corporation, or otherwise.

Section 4.The Secretary or Assistant Secretary shall certify to any other Bank the names, official signatures and titles, if any, of the persons who are authorized to sign for this

-  9  -

Corporation, and shall from time to time hereafter as changes or additions in the persons who are authorized to sign are made, immediately certify such changes or additions to the Bank; and said Bank shall be fully protected in relying on such certifications of the Secretary or Assistant Secretary and may be indemnified and saved harmless from any claims, demands, expenses, loss, or damage resulting from or growing out of, honoring the signature of any officer or person so certified, or refusing to honor any signature not so certified.

Section 5.Such Bank shall recognize said signature for the transaction of any and all business of this Corporation.

Section 6.Subject to their prior review by legal counsel to this Corporation, this Corporation may assent to and agree to be bound by all of the bylaws, rules, regulations, terms and conditions of the Bank pertaining to deposit accounts.

Section 7.The Secretary, or Assistant Secretary of this Corporation is hereby directed and authorized to certify the continued existence and effect of these Bylaws to any such Bank.

Section 8.Any two officers acting with the advice of legal counsel to this Corporation shall have the power to adopt on behalf of the Corporation, the standard form of resolution required by the Bank which are not inconsistent with the powers granted herein.

ARTICLE IX.

FISCAL YEAR; SEAL; NOTICES

Section 1.FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2.CORPORATE SEAL.  The Board of Directors may provide a suitable corporate seal for use by the Corporation.

Section 3.NOTICES.  Any notice required by statute or by these Bylaws to be given to the shareholders, to the Directors or to any officers of the Corporation, unless otherwise provided herein or in any statute, shall be sufficient if given by depositing the same in a post office box or receptacle in a sealed, postpaid wrapper, addressed to such shareholder, director or officer at his last address as the same appears on the records of the Corporation, and such notice shall be deemed to have been given at the time of such mailing.

ARTICLE X

AMENDMENT OF BYLAWS

Shareholders or the Board of Directors of the Corporation shall have the power at any regular or special meeting of shareholders or Board to alter, amend, add to, rescind or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, or by a majority of the Directors in office, including any vacancies, at the time of the meeting of the Board at which such change is sought to be adopted, provided that the Directors may not amend the Bylaws so as to affect the qualifications,

-  10  -

classification, or term of office or the rights of any class of shareholders and further, provided that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

ARTICLE XI

MICHIGAN CONTROL SHARE ACQUISITION ACT

The Michigan Control Share Acquisition Act (MCLA §§ 450.1790-.1799) shall not apply to control share acquisitions of shares of the Company.

-  11  -

Exhibit 3.3

AMENDMENT, DATED NOVEMBER 10, 2015, TO

AMENDED AND RESTATED BYLAWS

OF

PERCEPTRON, INC.

(As Amended and Restated through November 12, 2007)

1.Article I SHAREHOLDERS of the Amended and Restated Bylaws of Perceptron, Inc. (as amended and restated November 12, 2007) is hereby amended to add the following Section 10, subject to approval by the Corporation’s shareholders:

“Section 10. ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER BUSINESS AND NOMINATIONS.

(a)    Director Nominations.

(1)    Only persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of shareholders (i) by or at the direction of the board of directors or any duly authorized committee thereof (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the board of directors), or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 10 and at the time of the shareholders meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 10, who attends, or whose duly qualified representative attends, the meeting and makes such nomination(s) and, in the case of nominations for election at a special meeting, only if the board of directors or a court has first determined that directors are to be elected at such meeting. Unless otherwise provided in the Corporation’s articles of incorporation, Section 10(1)(ii) shall be the exclusive means for a shareholder to propose or make any nomination of a person or persons for election to the board to be considered by the shareholders at an annual meeting or special meeting.

(2)    Except as may be otherwise required by law, for nominations to be made by a shareholder at an annual meeting or, if the board of directors has first determined that directors are to be elected at a special meeting, at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form (as provided in Section 10 (a)(3)) to the secretary of the Corporation at the Corporation’s principal office and (ii) provide any updates or supplements to such notice at the times and in the form required by Section 10(c).

(3)    To be in proper form for purposes of this Section 10(a), a shareholder’s notice must set forth the following information:

(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 10 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, arrangements or understandings between or among any Proposing Person and each proposed nominee, and his or her respective affiliates and associates, and (D) an undertaking from each such person to be nominated that, if elected to the board of directors, they will comply with all corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines and other policies of the Corporation that are generally applicable from time to time to directors who are not employees of the Corporation;

(ii)    as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, (C) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of any class of equity securities of such direct competitor, and (D) whether the Proposing Person intends to solicit proxies from shareholders in support of such nominee(s); and

(iii)    a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice.

(4)    The shareholder providing the notice shall furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee.

(5)    Notwithstanding anything in the Timely Notice requirement in Section 10(a)(2) to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or, in the alternative, specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

-  2  -

(b)    Other Business.

(1)    At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a shareholders meeting, business (except as provided in the next sentence), must be (A) specified in the notice of meeting given by or at the direction of the board of directors (or any duly authorized committee thereof), (B) brought before the meeting by or at the direction of the board of directors, the chairperson or the president, or (C) otherwise properly brought by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the meeting of shareholders, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 10(b) and who attends, or whose duly qualified representative attends, the meeting and presents such business to the meeting. Except (i) for proposals made in accordance with the procedures and conditions set forth in Rule 14a-8 (or any successor thereof) under the Exchange Act and included in the notice of meeting and proxy statement given by or at the direction of the board of directors (or any duly authorized committee thereof), (ii) for director nominations (which shall be governed by Section 10(a)) and (iii) as otherwise required by applicable law, this Section 10(b) shall be the exclusive means for a shareholder to propose business to be brought before any meeting of shareholders.

(2)    Except as may be otherwise required by law, for business to be properly brought before an annual or special meeting by a shareholder or shareholders pursuant to this Section 10(b), (i) the business must otherwise be a proper matter for shareholder action under applicable law and (ii) the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the secretary of the Corporation at the Corporation’s principal office and (B) provide any updates or supplements to such notice at the times and in the form required by Section 10(c).

(3)    To be in proper form for purposes of this Section 10(b), a shareholder's notice shall set forth the following information:

(i)    a brief description of the business desired to be brought before the meeting (including the text of any resolutions or bylaw amendments proposed for consideration) and the reasons for conducting such business at the meeting;

(ii)    all information relating to such proposed business that is required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder in connection with the meeting at which such proposed business is to be acted upon;

(iii)    a brief description of any material interest in such business of each Proposing Person and a brief description of all agreements, arrangements and understandings between such Proposing Person and any other person or persons (including their names) in connection with the proposal of such business;

(iv)    as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they

-  3  -

appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, and (C) whether the Proposing Person intends to solicit proxies from shareholders in support of such business; and

(v)    a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to propose the business identified in the shareholder’s notice.

(c)    Requirement to Update Information. A shareholder providing any notice as provided in Section 10 (a) or (b) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 10 or 10(b), as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof, and such update and supplement shall be delivered to or otherwise received by the secretary at the principal executive offices of the Corporation not later than two (2) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d)    Determination of Improperly Brought Nomination or Business. The chairperson of the meeting shall, if the facts so warrant, determine and declare to the meeting that one or more nominations or other business was not properly brought before the meeting in accordance with the provisions of this Section 10 and, if the chairperson should so determine, the chairperson shall so declare to the meeting and any such defective nomination shall be disregarded and any such improperly brought business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e)    Definitions. As used in this Section 10, the following terms have the meanings ascribed to them below.

(1)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(2)    “Material Ownership Interests” means (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) and of record by such Proposing Person, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (iv) any short interest beneficially owned or held by such Proposing Person in any security of the Corporation, (v) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a (A) limited liability

-  4  -

company in which the Proposing Person is a member or, directly or indirectly, beneficially owns an interest in a member, or (B) general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice.

(3)    “Proposing Person” means (i) the shareholder providing the notice of the nomination or business proposed to be made or presented at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination or business proposed to be made or presented at the meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act), and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(4)    "Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Prime Newswire, Marketwire, PR Newswire or comparable news service or in a document furnished to or filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and publicly available.

(5)    “Timely Notice.”

(i)    With respect to an annual meeting, a notice is a Timely Notice if it (A) is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the one-year anniversary of the preceding year's annual meeting, and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 10; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, the 10th day following the day on which a Public Announcement of the date of such meeting is first made by the Corporation.

(ii)    With respect to a special meeting, a notice is a Timely Notice if it (A) (I) is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or, if later, the 10th day following the day on which a Public Announcement is first made of the date of the special meeting, or (II) is delivered at the time a request for a special meeting is submitted in proper form to the secretary, by Proposing Persons, if the special meeting is called at the request of shareholders and (B) contains all of the information required to be contained therein by the applicable provisions of Section 10.

-  5  -

(iii)    In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above.

(f)    Compliance With Applicable Law. Notwithstanding the foregoing provisions of this Section 10, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act, or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the articles of incorporation.”

2.Except as specifically amended by this Amendment, the Restated Bylaws shall remain in full force and effect and are hereby ratified and confirmed.

3.This Amendment shall be construed as one with the Restated Bylaws, and the Restated Bylaws shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

-  6  -

Exhibit 3.3

AMENDMENT, DATED NOVEMBER 10, 2015, TO

AMENDED AND RESTATED BYLAWS

OF

PERCEPTRON, INC.

(As Amended and Restated through November 12, 2007)

1.Article X. AMENDMENT OF BYLAWS of the Restated Bylaws is hereby amended and restated, to read as follows, subject to approval by the Corporation’s shareholders:

“ARTICLE X

AMENDMENT OF BYLAWS

Shareholders or the Board of Directors of the Corporation shall have the power at any regular or special meeting of shareholders or Board to alter, amend, add to, rescind or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the outstanding shares of stock of the Corporation entitled to vote at such meeting, or by a majority of the Directors in office, including any vacancies, at the time of the meeting of the Board at which such change is sought to be adopted, provided that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.”

2.Except as specifically amended by this Amendment, the Restated Bylaws shall remain in full force and effect and are hereby ratified and confirmed.

3.This Amendment shall be construed as one with the Restated Bylaws, and the Restated Bylaws shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

Exhibit 3.3

AMENDMENT, DATED January 26, 2016, TO

AMENDED AND RESTATED BYLAWS

OF

PERCEPTRON, INC.

(As Amended and Restated through November 12, 2007)

1.Article II DIRECTORS,  Section 1 NUMBER, QUALIFICATIONS AND TERM OF OFFICE of the Restated Bylaws is hereby amended and restated, to read as follows, subject to approval by the Corporation’s shareholders:

“Section 1. NUMBER, QUALIFICATIONS AND TERM OF OFFICE. The property, business and affairs of the Corporation shall be managed by its Board of Directors, to consist of at least five (5) but not more than eleven (11) members, as determined by the Directors from time to time. Directors need not be shareholders. The Directors shall be elected at the annual meeting of the shareholders in each year and shall hold office, unless sooner displaced, until the next succeeding annual meeting of the shareholders and thereafter until their successors shall be elected and qualified in their stead, or until their resignation or removal. ”

2.Except as specifically amended by this Amendment, the Restated Bylaws shall remain in full force and effect and are hereby ratified and confirmed.

3.This Amendment shall be construed as one with the Restated Bylaws, and the Restated Bylaws shall, where the context requires, be read and construed throughout so as to incorporate this Amendment.

-  8  -